SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	March 16, 2010
PACIFIC ETHANOL, INC.
(Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	000-21467 (Commission File Number)	41-2170618 (IRS Employer Identification No.)

400 Capitol Mall, Suite 2060, Sacramento, CA	95814
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:	(916) 403-2123

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.  below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02     Unregistered Sale of Equity Securities.

On March 4, 2010, the Superior Court of the State of California for the County of Los Angeles (the “Court”) entered an Order Approving Stipulation for Settlement of Claim (the “Order”) in the matter entitled Socius CG II, Ltd. v. Pacific Ethanol, Inc.  The Order provides for the full and final settlement of Socius GC II, Ltd.’s (“Socius”) $5,000,000 claim against us (the “Claim”). Socius purchased the Claim from Lyles United, LLC (“Lyles United”), a creditor of Pacific Ethanol, Inc., pursuant to the terms of a Purchase and Option Agreement dated effective as of March 2, 2010 between Socius and Lyles United. The Claim consists of the right to receive $5,000,000 of principal amount of and under a loan made by Lyles United to us pursuant to the terms of an Amended and Restated Promissory Note dated November 7, 2008 in the original principal amount of $30,000,000 (the “Lyles United Note”).  Pursuant to the terms of the Order, on March 5, 2010, we issued and delivered to Socius 5,800,000 shares of our common stock (the “Settlement Shares”), subject to adjustment as set forth in the Order.

Under the terms of the Order, on March 16, 2010, Socius returned 2,554,194 of the Settlement Shares we issued to them on March 5, 2010 .  As a result, in full satisfaction of the Claim (excluding any legal fees and expenses incurred by Socius in connection with the settlement of the Claim, which fees and expenses will be paid by us in connection with the settlement of the Second Claim (defined below)), we issued to Socius a total of 3,245,806 shares of our common stock.

The offer and sale of the securities described in this Item 3.02 were effected in reliance on Section 3(a)(10) of the Securities Act of 1933, as amended.

Item 8.01     Other Events.

Purchase Agreement with Lyles United

On March 15, 2010, Socius and Lyles United entered into a Purchase Agreement (the “Purchase Agreement”) which provides for the sale by Lyles United to Socius of Lyles United’s right to receive payment on a portion of the total amount of our indebtedness to Lyles United, namely $5.0 million principal amount (the “Second Claim”) of and under the Lyles United Note.  As of the date of the Purchase Agreement, we were indebted to Lyles United for unpaid principal amount of $25,000,000 under the Lyles United Note.  We are a party to the Purchase Agreement through our execution of an acknowledgment contained therein.

In the acknowledgment, we acknowledged and agreed with Socius and Lyles United (i) that certain of the recitals in the Purchase Agreement are true and correct, (ii) that the sale of the $5.0 million claim to Socius covers only such amount, that Lyles United reserves and preserves all of its other claims and interests under the Lyles United Note and that Lyles United’s sale of the $5.0 million claim does not in any way prejudice or have any adverse effect on such other claims and interests of Lyles United under the Lyles United Note (iii) that the execution, delivery and performance of the Purchase Agreement does not and will not conflict with the terms of the Lyles United Note (or any credit enhancement documents that have been executed in connection with the Lyles United Note) nor will it require any waiver or consent, (iv) that the Lyles United Note is valid, outstanding and enforceable in accordance with its terms and is not subject to any defense or offset and that Lyles United continues to have a valid, enforceable and perfected security interest in certain of our assets pursuant to certain credit enhancement documents entered into by us and Lyles United in connection with the Lyles United Note, and (v) that Socius and Lyles United are relying on our acknowledgments and agreements in entering into the Purchase Agreement.

The description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which is filed as Exhibit 99.1 to this report and incorporated herein by reference.

Complaint for Damages

In connection with the purchase of the Second Claim and pursuant to the terms of the Purchase Agreement, on March 16, 2010, Socius filed a complaint for damages (the “Complaint”) against us with the Court.  On March 18, 2010, our counsel and counsel for Socius filed with the Court a joint ex parte application for court order approving stipulation for settlement of claim.  The Court has scheduled the matter for hearing on March 23, 2010.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Purchase Agreement dated March 15, 2010 by and between Lyles United, LLC and Socius CG II, Ltd. containing an Acknowledgment by Pacific Ethanol, Inc. (*)

___________
* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 22, 2010	PACIFIC ETHANOL, INC.

By: /S/ CHRISTOPHER W. WRIGHT
Christopher W. Wright,
Vice President, General Counsel & Secretary

EXHIBITS FILED WITH THIS REPORT

Number	Description
99.1	Purchase Agreement dated March 15, 2010 by and between Lyles United, LLC and Socius CG II, Ltd. containing an Acknowledgment by Pacific Ethanol, Inc.